Labor Contract
Party A Employer:
Company: Shenzhen ORB-Fortune New-Material Co., Ltd.
Address: Unit O-R, Fortune Plaza, Shennan Road Futian District, Shenzhen
Guangdong Province, China, 518000
Legal Representative: Junning Ma
Contact Person: Yinying Jin
Contact number: 82046828

Party B Employee:
Name: Guangning Xu
    Gender: Male
    ID Card No.: 430528197505024071
    Residence address: Futian District, Shenzhen
Contact number: 13928404351

This contract is made between Party A and Party B based on the principles of equality, free will and mutual negotiation in pursuance “Labor Law of the People’s Republic of China”, “Labor Contract Law of the People’s Republic of China” and other Laws and regulations concerned, in which it is agreed as follows:

    1. Term of the Contract:
The term of this contract shall commence on    Oct. 28, 2009   , and shall continue until   Dec. 31, 2010   , unless earlier terminated pursuant to this Contract. The Employee shall undergo a probationary period of   0    months.

    2. Job Description:
The Employer agrees to employ Mr./Ms.   Guangning Xu       (name) as   Accountant     (job title) in   Finance  Department, located in   Shenzhen    (office location and city).

    3. Working Hours & Rest & Vocation
a. The normal working hours of the Employee shall be eight hours each day, excluding meals and rest for an average of five days per week, for an average of forty hours per week;

b. The Employer may extend working hours due to the requirements of its production or business after consultation with the trade union and the Employee;
c. The Employee shall be entitled to legal holidays specified by the Chinese Government, as well as paid leaves, such as annual vacations, marital leave, bereavement leave and maternity leave, etc.

    4. Remuneration of Labor
    a. The salary of the Employee shall be monthly paid by the Employer in accordance with applicable laws and regulations of P.R.C. It shall not be less than the standard minimum salary set by the municipal government;
    b. The salary of the Employee is RMB 3000 per month in the probationary period and RMB   3500    after the probationary period;
c. Salary shall be paid on the 28th every month by legal tender;
d. Salary related to over time, holiday and special condition shall be in line with relevant laws and regulations.

5. Social Insurance and welfare
a. The Employer will pay for all mandatory social security programs the Employee according to the relevant government and city regulations;
 b. During the Employee's employment with the Employer, in the event of the Employee's sickness or non-job related injuries, the Employer shall set the Employee's medical leave in accordance with government requirements;
c. Death or disability caused by work-related injury shall be implemented according to “Law of the work-related injury” and “insurance of the work-related injury”.

    6. Working Protection & Working Conditions
    a. The Employer should provide the Employee with occupational safety and health conditions conforming to the provisions of the State and necessary articles of labor protection to guarantee the safety and health during the working process;
    b. The Employer should provide the Employee with safety education and technique training; The Employee to be engaged in specialized operations should receive specialized training and acquire qualifications for such special operations;

c. The Employee shall have the right to refuse to operate if the management personnel of the Employer command the operation in violation of rules and regulations or force the Employee to run risks in operation; the Employee shall have the right to criticize, report or file charges against the acts endangering the safety of their life and health.

7. Labor Discipline
a. The Employee shall observe all rules and disciplines lawfully formulated by the Employer;
b. The Employee shall comply with the management directions of the Employer and obey the bylaws and labor disciplines of the Employer, fulfill the labor tasks on time and strictly abide by rules of safe operation in the process of their work;
c. The Employee shall obey the Family Planning Policy.

8. Modification of the Contract
The parties can modify this contract through friendly consultation. Any modification of this contract will be effective only if it is in writing signed.

9. Termination of the Contract
a. This Labor Contract may be terminated upon consensus between the Employer and the Employee;
b. The Employee may terminate the contract in written notice thirty days in advance and three days in advance during the probationary periods;
c. The Employee may terminate this Labor Contract upon the occurrence of any one of the following circumstances on the Employer;
a) Failure on the Employer to provide working conditions as agreed upon in the employment contract;
b) Failure on the Employer to pay remuneration;
c) Failure on the Employer to pay social insurance in accordance with the law;
d) The Employer has rules and regulations that violate laws or regulations, thereby harming the Employee’s rights and interests;
e) The Employer uses such means as deception or coercion, or takes advantage of the employee’s difficulties, to cause the employee to conclude an employment contract, or to make an amendment thereto, that is contrary to the employee’s true intent;;
f) The Employer disclaims its legal liability or denies the Employee’s rights;
g) The Employer breaches laws and regulations;

h) Other circumstances specified by laws and regulations.
d. If an Employer uses violence, threats or unlawful restriction of personal freedom to compel a Employee to work, or if a Employee is instructed in violation of rules and regulations or peremptorily ordered by his Employer to perform dangerous operations which threaten his personal safety, the Employee may terminate his employment contract forthwith without giving prior notice to the Employer.
e. The Employer may terminate this Labor Contract upon the occurrence of any one of the following circumstances on the Employee:
a) The Employee does not meet the job requirements during the  probationary period;
b) The Employee seriously violates disciplines or bylaws of the Employer;
c) The Employee seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to the Employer;
d) The Employee has additionally established an employment relationship with another Employer which materially affects the completion of his tasks with the first-mentioned Employer, or he refuses to rectify the matter after the same is brought to his attention by the Employer;
e) The Employee uses such means as deception or coercion, or takes advantage of the employer’s difficulties, to cause the employer to conclude an employment contract, or to make an amendment thereto, that is contrary to the employer’s true intent;
 f) The Employee is being charged with criminal offences.
 f. The Contract may be terminated by the Employer by giving notice in written form 30(thirty) days in advance, and paying the Employee one-month salary:
a)  The Employee fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function the Employer assigns to him;
b) The Employee does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily;
c) The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided, however, that the parties cannot reach an agreement to amend the contract to reflect the changed circumstances.

g. If any of the following circumstances makes it necessary to reduce the workforce by 20 persons or more or by a number of persons that is less than 20 but accounts for 10 percent or more of the total number of the enterprise’s Employees, the Employer may reduce the workforce after it has explained the circumstances to its Trade union or to all of its Employees 30 days in advance, has considered the opinions of the Trade union or the Employees and has subsequently reported the workforce reduction plan to the labor administration department:
a) The company is under restructure in accordance with bankruptcy law;
b) The situation of business is seriously in trouble;
c) Upon the major technological change or adjustment of the operation, labor reduction is still necessary;
    d) The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided.
    h. Upon the occurrence of any one of the following circumstances, this Labor Contract shall be terminated:
    a) The expiration of this Labor Contract;
    b) The Employee has commenced drawing his basic old age insurance pension in accordance with the law;
    c) The Employee dies, or is declared dead or missing by a People’s Court;
    d)  The Employer has been declared bankrupt in accordance with law;
    e) The Employer has its business license revoked, is ordered to close or is closed down, or the Employer decides on early liquidation;
    f) Other circumstances specified by laws and regulations.

   10 Compensation
    a. The Employer shall pay compensation to the Employee upon the occurrence of any one of the following circumstances:
    a) The Employer terminates the Contract in accordance with Article 9, a, and the parties reached agreement thereon after consultations;
    b) The Employee terminates the Contract in accordance with Article 9 c, d;
    c) The Employer terminates the Contract in accordance with Article 9, f;
    d) The Employer terminates the Contract in accordance with Article 9, g;
    e) The Contract is terminated in accordance with Article 9,h, a) with the exception that the Employee declines to renew the Contract even though the conditions offered by the Employer are the same as or better than those stipulated in the current contract;
    f) The Contract is terminated in accordance with Article 8,h, d); e);

g) Other circumstances specified by laws and regulations.

  11 Procedure of Termination of the Contract
   At the time of termination or ending of an employment contract, the Employer shall issue a proof of termination or ending of the employment contract and, within 15 days, carry out the procedures for the transfer of the Employee’s file and social insurance account.

  12 Labor Disputes
     Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court.

  13 Other Covenants
None

  14 Other
   a. For matters not covered by this Contract or comes into conflict with the existing labor Law or regulations, decisions shall be made by reference to applicable provincial and local laws, regulations and policies;
   b. The contract comes into force immediately after the date of signing. Any modification of this contract will be effective only if it is in writing signed by the party to be charged;

  c. This Contract shall be in duplicate copies, with one copy for each party.

Employer: Shenzhen ORB-Fortune New-Material Co., Ltd.
  (official stamp)
/s/ Junning Ma
Representative :	Junning Ma

/s/ Guangning Xu
Employee:	Guangning Xu

     Date: Oct. 28, 2009